FINAL VERSION
Tijuana, B.C., February 23, 2012
[see source for watermark in English]

PROCADEF 1, S.A.P.I. DE C.V.
Paseos de los Héroes 9188
Piso 5
Zona Urbana Río Tijuana
Tijuana, Baja California, Mexico.

Re: Notice of assignment.

With regard to the Lease Contract entered into on February 21, 2000, between BBVA Bancomer Servicios, S.A., in its capacity as Trustee of the “Submetrópoli de Tijuana” Trust and Ensatec, S.A. de C.V., with respect to the industrial unit and ancillary improvements located at Calle Colinas 11730 del Fraccionamiento Parque Industrial El Florido, Sección Colinas, Delegación La Presa, Tijuana, Baja California, Mexico, and also with regard to the Agreement that we entered into with you with effective date as of August 14, 2011 (the “Agreement”), we hereby serve notice in relation to the following:

I.	Pursuant to Clause Five of the Agreement, Ensatec, S.A. de C.V. assigned all of its rights to Pall Mexico Manufacturing, S. de R.L. de C.V., effective as of February 23, 2012.

II.

III.
With regard to Clause Eight of the Agreement, Ensatec, S.A. de C.V. indicated as its domicile to hear and receive all types of notifications and notices, the address at: Blvd. Agua Caliente 10470, Desp.#1, Centro Comercial Barranquitas, Col. Revolución, Tijuana, B.C. Mexico 22015.

With nothing further at present, we thank you for your taking the time to read this notification and notice.

Regards,

Pall Mexico Manufacturing, S. de R.L. de C.V.            Ensatec, S.A. de C.V.

[signature]                            [signature]
Mr. Leobardo Tenorio Malof                    Mr. Hector Machado Barraza, Engineer

[handwritten:] Received original, 02/23/2012
Mauricio Javier Villa Soaje
Paseo de los Heroes 9188 Piso 5
Zona Urbana, Rio Tijuana
Tijuana, B.O., Mexico
[signature]

[9.5.2.4] [Notice of Assignment (A3-1).pdf] [Page 1 of 1]